As filed with the Securities and Exchange Commission on June 19, 2013

Registration No. 333-180862

Registration No. 333-160619

Registration No. 333-145825

Registration No. 333-128625

Registration No. 33-59064

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-180862

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-160619

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-145825

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-128625

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-59064

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	74-1668471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1212 North Hercules Avenue

Clearwater, Florida 33765

(727) 461-3000

(Address and telephone number, including area code, of principal executive offices)

2004 Stock Compensation Plan

Aerosonic Corporation 401(k) Plan

(Full title of the plans)

Douglas J. Hillman

Chief Executive Officer

Aerosonic Corporation

1212 North Hercules Avenue

Clearwater, Florida 33765

(727) 461-3000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Aerosonic Corporation (the “Registrant”):

File No. 333-180862, pertaining to the registration of 200,000 shares of the Registrant’s common stock, $0.40 par value per share (“Common Stock”), issuable under the Registrant’s 2004 Stock Compensation Plan (the “Plan”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2012;

File No. 333-160619, pertaining to the registration of 150,000 shares of Common Stock issuable under the Plan, which was filed with the SEC on July 16, 2009;

File No. 333-145825, pertaining to the registration of 200,000 shares of Common Stock issuable under the Plan, which was filed with the SEC on August 31, 2007;

File No. 333-128625, pertaining to the registration of 200,000 shares of Common Stock issuable under the Plan, which was filed with the SEC on September 27, 2005; and

File No. 33-59064, pertaining to the registration of 300,000 shares of Common Stock issuable under the Aerosonic Corporation 401(k) Plan, which was filed with the SEC on March 2, 1993.

On June 10, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated April 19, 2013, by and among the Registrant, TransDigm Group Incorporated, a Delaware corporation (“Parent”), and Buccaneer Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”) with the Registrant surviving as an indirect wholly-owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of such offering, the Registrant hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the effective time of the Merger, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, in the State of Florida, on the 18th day of June, 2013.

AEROSONIC CORPORATION

By:	/s/ Douglas J. Hillman
Douglas J. Hillman
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas J. Hillman
Douglas J. Hillman	Chief Executive Officer	June 18, 2013
(Principal Executive Officer)

/s/ Kevin J. Purcell
Kevin J. Purcell	Chief Financial Officer	June 18, 2013
(Principal Financial and Accounting Officer)

/s/ Raymond Laubenthal
Raymond Laubenthal	Director	June 18, 2013

/s/ Gregory Rufus
Gregory Rufus	Director	June 18, 2013

2